Exhibit 23.16

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 28, 2011 relating to the consolidated financial statements of ClubCorp Club Operations, Inc. (ClubCorp, Inc. prior to November 30, 2010) appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 28, 2011